UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF

THE SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): January 30, 2014

Wesco Aircraft Holdings, Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-35235	20-5441563
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

27727 Avenue Scott

Valencia, California 91355

(Address of Principal Executive Offices) (Zip Code)

Registrant’s telephone number, including area code: (661) 775-7200

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01    Entry into a Material Definitive Agreement.

Merger Agreement

On January 30, 2014, Wesco Aircraft Holdings, Inc., a Delaware corporation (“Wesco”), entered into an Agreement and Plan of Merger (the “Merger Agreement”) with Flyer Acquisition Corp., a Delaware corporation and a wholly owned subsidiary of Wesco (“Merger Sub”), and Haas Group Inc., a Delaware corporation  (“Haas”).  Subject to the terms and conditions of the Merger Agreement, which has been approved by the boards of directors of both Wesco and Haas, Merger Sub will be merged (the “Merger”) with and into Haas, with Haas surviving as a wholly owned subsidiary of Wesco.  The following description of the Merger Agreement does not purport to be a complete description and is qualified in its entirety by reference to the full text of the Merger Agreement, which is attached hereto as Exhibit 2.1 and is incorporated by reference.

Under the terms of the Merger Agreement, the purchase price payable at the closing (the “Closing”) of the Merger is $550,000,000 in cash (the “Purchase Price”), subject to purchase price adjustments for cash, working capital, debt, transaction expenses and certain other matters.  A portion of the Purchase Price is expected to be funded through a committed debt financing, as described below.

The Merger is subject to certain closing conditions (or, if applicable, waiver thereof), including, among others, (i) the expiration or termination of the waiting period applicable to the consummation of the Merger under the Hart-Scott-Rodino Antitrust Improvements Act of 1976, (ii) the absence of any law, order or injunction prohibiting the Merger, (iii) the absence of a Material Adverse Effect (as defined in the Merger Agreement) with respect to Haas and its subsidiaries and (iv) the absence of five percent or more of the outstanding shares of Haas Common Stock exercising appraisal rights under the General Corporate Law of the State of Delaware.

The Merger Agreement includes customary termination provisions for both Wesco and Haas and provides that, in connection with the termination of the Merger Agreement by Haas resulting from a breach by Wesco, Haas’ monetary remedy is limited to a $30,000,000 termination fee.

The Merger Agreement contains customary representations, warranties and covenants by Wesco and Haas, including, among others, provisions with respect to (i) confidentiality, (ii) cooperation in obtaining regulatory approvals,  (iii) public announcements, (iv) not negotiating or soliciting proposals relating to alternative business combination transactions, (v) tax obligations, (vi) indemnification and (vii) restrictions on the operation of their respective businesses prior to the consummation of the Merger.

Commitment Letter

In connection with the Merger, Merrill Lynch, Pierce, Fenner & Smith Incorporated (“MLPFS”) and Bank of America, N.A. (“Bank of America”) entered into a commitment letter with Wesco, dated January 30, 2014 (the “Commitment Letter”), pursuant to which Bank of America has (a) agreed, on the terms and subject to the conditions set forth therein, to seek the necessary consents to amend Wesco’s existing credit facilities to provide a new term loan B facility of $525.0 million (the “New Term Loan B Facility”) pursuant to the amended credit facility or (b) committed, on the terms and subject to the conditions set forth therein, to refinance Wesco’s existing credit facilities with $1,293.0 million in senior secured facilities, comprised of: (i) a term loan A facility of $568.0 million (the “Term Loan A Facility”), (ii) a term loan B facility of $525.0 million (the “Term Loan B Facility”) and (iii) a revolving credit facility of $200.0 million.  The proceeds of the New Term Loan B Facility or the Term Loan B Facility, as applicable, will be borrowed at Closing and, along with cash on hand and drawings under Wesco’s revolving credit facility, will be used to pay the Purchase Price, repay Haas’ outstanding indebtedness and pay certain fees and expenses in connection with the Merger.  The obligations of Bank of America to provide the debt financing under the Commitment Letter are subject to certain conditions, including the consummation of the Merger and certain other customary closing conditions.  The final termination date for the commitments of Bank of America under the Commitment Letter is May 29, 2014.  In connection with the Commitment Letter, Wesco entered into a fee letter pursuant to which it has agreed pay certain fees to MLPFS, Bank of America and the lenders under the existing credit facilities.

Cautionary Statement Regarding Forward-Looking Statements

This communication contains forward-looking statements (including within the meaning of the Private Securities Litigation Reform Act of 1995) concerning Wesco, Haas, the proposed Merger and other matters.  These statements may discuss goals, intentions and expectations as to future plans, trends, events, results of operations or financial condition, or otherwise, based on current beliefs of the management of Wesco and Haas, as well as assumptions made by, and information currently available to, such management.  Forward-looking statements may be accompanied by words such as “aim,” “anticipate,” “believe,” “plan,” “could,” “would,” “should,” “estimate,” “expect,” “forecast,” “future,” “guidance,” “intend,” “may,” “will,” “possible,” “potential,” “predict,” “project” or similar words, phrases or expressions.  These forward-looking statements are subject to various risks and uncertainties, many of which are outside the parties’ control.  Therefore, you should not place undue reliance on such statements.

Factors that could cause actual results to differ materially from those in the forward-looking statements include: failure to obtain applicable regulatory approvals in a timely manner or otherwise; failure to satisfy other closing conditions to the proposed Merger; risks that the businesses will not be integrated successfully or that the combined companies will not realize estimated cost savings, synergies and growth or that such benefits may take longer to realize than expected; failure to realize anticipated benefits of the combined operations; risks relating to unanticipated costs of integration; changes in legislation or governmental regulations affecting the companies; international, national or local economic, social or political conditions that could adversely affect the companies or their customers; conditions in the credit markets; risks associated with assumptions the parties make in connection with the parties’ critical accounting estimates and legal proceedings; the condition of the aerospace industry; reductions in military spending; business risks as a result of supplying equipment and services to the U.S. Government; risks associated with Wesco’s long-term, fixed-price agreements, which have no guarantee of future sales volume; risks associated with the loss of a significant customer; Wesco’s failure to compete successfully in its highly competitive global industry; risks associated with Wesco’s rapid expansion; supply-chain risk; Wesco’s dependence on complex information technology; and Wesco’s dependence on key personnel.

The foregoing list of factors is not exhaustive.  You should carefully consider the foregoing factors and the other risks and uncertainties that affect the parties’ businesses, including those described in Wesco’s Annual Report on Form 10-K, Quarterly Reports on Form 10-Q, Current Reports on Form 8-K and other documents filed from time to time with the Securities and Exchange Commission.  All forward-looking statements included in this communication (including information included or incorporated by reference herein) are based upon information available to Wesco as of the date hereof, and Wesco undertakes no obligation to update or revise publicly any forward-looking statements, whether as a result of new information, future events or otherwise.

Item 2.02    Results of Operations and Financial Condition.

On January 30, 2014, Wesco issued a press release reporting preliminary estimates of its results for the first fiscal quarter of 2014.  A copy of the press release is furnished as Exhibit 99.1 hereto.

Item 7.01    Regulation FD Disclosure.

On January 30, 2014, Wesco issued a press release announcing its entry into the Merger Agreement.  A copy of the press release is furnished as Exhibit 99.1 hereto.

The foregoing information in items 2.02 and 7.01 is being furnished and shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended, or otherwise subject to the liabilities of that section, nor shall it be deemed incorporated by reference in any filing under the Securities Act of 1933, as amended, except as expressly set forth by specific reference in such filing.

Item 9.01      Financial Statements and Exhibits.

(d)           Exhibits.

Exhibit Number	Description

2.1	Agreement and Plan of Merger, dated as of January 30, 2014, by and among Wesco Aircraft Holdings, Inc., Flyer Acquisition Corp. and Haas Group Inc.

99.1	Press Release issued January 30, 2014.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: January 30, 2014	WESCO AIRCRAFT HOLDINGS, INC.

	By:	/s/ Gregory A. Hann
Gregory A. Hann
Executive Vice President and Chief Financial Officer

EXHIBIT INDEX

Exhibit Number	Description

2.1	Agreement and Plan of Merger, dated as of January 30, 2014, by and among Wesco Aircraft Holdings, Inc., Flyer Acquisition Corp. and Haas Group Inc.

99.1	Press Release issued January 30, 2014.